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                                                                    EXHIBIT 23.2


                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-82546, 333-09289 and 333-86169) pertaining to the 1995
Long-Term Incentive and Stock Option Plan of Image Sensing Systems, Inc. and Form S-3 No. 333-41706 pertaining to the registration of 108,000 shares of Image Sensing Systems, Inc. common stock, of our report dated February 8, 2002, with respect to the consolidated financial statements of Image Sensing Systems, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2002.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 24, 2003